Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY PLC

The following is a list of our subsidiaries as of September 26, 2025, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

		Percentage
Company Name	Country	Owned
TE Connectivity Argentina S.R.L.	Argentina	100%
Grangehurst Enterprises Pty. Ltd.	Australia	100%
TE Connectivity Australia Pty Ltd	Australia	100%
TE Connectivity Austria GmbH	Austria	100%
TE Connectivity Atlantic Financing Ltd. (in liquidation)	Barbados	100%
TE Connectivity Atlantic Holding Ltd. (in liquidation)	Barbados	100%
TE Connectivity Belgium BV	Belgium	100%
Tyco Electronics Holdings (Bermuda) No. 7 Limited	Bermuda	100%
Seacon Produtos e Servicos Opticos e Eletricos Ltda.	Brazil	100%
TE Connectivity Brasil Indústria de Eletrônicos Ltda.	Brazil	100%
TE Connectivity ULC	Canada	100%
Tyco Electronics Canada ULC	Canada	100%
TE Connectivity Industrial y Comercial Chile Limitada	Chile	100%
Deutsch Connectors Trading (Shanghai) Co., Ltd.	China	100%
Fa Zuo Qin Electronics (Shanghai) Co., Ltd.	China	100%
MEAS Shenzhen Limited	China	100%
Measurement Specialties (Chengdu) Ltd.	China	100%
Measurement Specialties (China) Ltd.	China	100%
Measurement Technology (Chengdu) Ltd.	China	100%
Raychem (Shanghai) Trading Limited	China	100%
Raychem Shanghai Cable Accessories Limited	China	100%
Schaffner EMC Ltd., Shanghai	China	100%
Sibas Electronics (Xiamen) Co., Ltd.	China	100%
TE Connectivity (Kunshan) Company Limited	China	100%
TE Connectivity (Nantong) Co., Ltd.	China	100%
TE Connectivity (Suzhou) Co., Ltd.	China	100%
TE Connectivity (Weifang) Ltd.	China	100%
TE Connectivity Connectors (Suzhou) Co., Ltd.	China	100%
Tyco Electronics (Dongguan) Ltd.	China	100%
Tyco Electronics (Kunshan) Ltd.	China	100%
Tyco Electronics (Qingdao) Ltd.	China	100%
Tyco Electronics (Shanghai) Co., Ltd.	China	100%
Tyco Electronics (Shenzhen) Co., Ltd.	China	100%
Tyco Electronics (Suzhou) Ltd.	China	100%
Tyco Electronics (Zhuhai) Ltd	China	100%
Tyco Electronics AMP Guangdong Ltd	China	100%
Tyco Electronics AMP Qingdao Ltd.	China	100%
Tyco Electronics Technology (SIP) Co., Ltd.	China	100%
TE Connectivity Colombia S.A.S.	Colombia	100%
Creganna Medical, Sociedad de Responsabilidad Limitada	Costa Rica	100%
TE Connectivity Czech s.r.o.	Czech Republic	100%
TE Connectivity Trutnov s.r.o.	Czech Republic	100%
TE Connectivity (Denmark) ApS	Denmark	100%
Tyco Electronics Finland Oy	Finland	100%
Carrier Kheops BAC	France	100%

Connecteurs Electriques Deutsch	France	100%
Deutsch	France	100%
Deutsch Group	France	100%
Kemtron	France	100%
Schaffner EMC	France	100%
TE Connectivity Sensors France	France	100%
TE Connectivity Sensors France Holding	France	100%
Tyco Electronics France SAS	France	100%
Tyco Electronics Group S.A. (French Branch)	France	100%
Tyco Electronics Holding France	France	100%
Tyco Electronics Idento	France	100%
TYCO ELECTRONICS-SIMEL	France	100%
ERNI Deutschland GmbH	Germany	100%
ERNI Grundstücksverwaltungs GmbH	Germany	100%
First Sensor AG	Germany	71.45%
First Sensor Lewicki GmbH	Germany	71.45%
First Sensor Mobility GmbH	Germany	100%
Kries Energietechnik GmbH & Co. KG	Germany	100%
TE Connectivity EMEA Holding GmbH	Germany	100%
TE Connectivity Energy GmbH	Germany	100%
TE Connectivity Germany GmbH	Germany	100%
TE Connectivity Industrial GmbH	Germany	100%
TE Connectivity KISSLING Products GmbH	Germany	100%
TE Connectivity Sensors Germany Holding AG	Germany	100%
TE Connectivity Smart Grid GmbH	Germany	100%
TE Connectivity Smart Grid Verwaltung GmbH	Germany	100%
Tyco Electronics Germany Holdings GmbH	Germany	100%
Tyco Electronics Hellas MEPE	Greece	100%
Cregstar Bidco Limited	Guernsey	100%
ERNI Electronics Limited (in liquidation)	Hong Kong	100%
F.A.I. Technology (Hong Kong) Limited	Hong Kong	100%
MEAS Asia Limited	Hong Kong	100%
Raychem China Limited	Hong Kong	100%
TE Connectivity HK Limited	Hong Kong	100%
Tyco Electronics H.K. Limited (in Members' Voluntary Liquidation)	Hong Kong	100%
Tyco Electronics Hong Kong Holdings No. 2 Limited	Hong Kong	100%
Tyco Electronics Hungary Termelő Korlátolt Felelősségű Társaság	Hungary	100%
CII Guardian International Limited	India	39.43%
Deutsch India Power Connectors Private Limited	India	100%
DRI India Relays Private Limited	India	100%
RAYCHEM-RPG Private Limited	India	50%
Schaffner India Private Limited	India	100%
TE Connectivity India Private Limited	India	100%
PT. Tyco Electronics Indonesia	Indonesia	100%
Creganna Medical Ireland Limited	Ireland	100%
Creganna Unlimited Company	Ireland	100%
MEAS Ireland (Betatherm) Limited	Ireland	100%
TE Connectivity Ireland Limited	Ireland	100%
Tyco Electronics Group S.A. (Branch Office)	Ireland	100%
TE Connectivity Israel Ltd.	Israel	100%
TE Connectivity Italia Distribution S.r.l.	Italy	100%
TE Connectivity Italia S.r.l.	Italy	100%
Nikkiso-Therm Co., Ltd.	Japan	50.06%
Schaffner EMC K.K.	Japan	100%

TE Connectivity Japan G.K.	Japan	100%
TE Connectivity Japan Holdings G.K.	Japan	100%
Tyco Electronics UK Ltd. (Kenya Branch)	Kenya	100%
Advanced Tube Technologies, Ltd.	Korea, Republic of	50%
Tyco Electronics AMP Korea Co., Ltd.	Korea, Republic of	100%
TE Connectivity (US) Holding II S.à r.l.	Luxembourg	100%
TE Connectivity Holding International I S.à r.l.	Luxembourg	100%
TE Connectivity Holding International II S.à r.l.	Luxembourg	100%
TE Connectivity Holding Luxembourg S. à r.l.	Luxembourg	100%
TE Connectivity Investments Holding S.à r.l.	Luxembourg	100%
TE Connectivity MOG Europe S.a r.l.	Luxembourg	100%
TE Connectivity MOG Holding S.a r.l.	Luxembourg	100%
Tyco Electronics Group S.A.	Luxembourg	100%
TE Connectivity Malaysia Sdn. Bhd.	Malaysia	100%
TE Connectivity Operations Sdn. Bhd.	Malaysia	100%
TE Connectivity Malta Financing LIMITED	Malta	100%
AMP Amermex, S.A. de C.V.	Mexico	100%
Corcom, S.A. de C.V.	Mexico	100%
Hirschmann Car Communication, S. de R.L. de C.V.	Mexico	100%
Potter & Brumfield de Mexico, S.A. de C.V.	Mexico	100%
Seacon Global Production, S. de R.L. de C.V.	Mexico	100%
TE Sensores, S. de R.L. de C.V.	Mexico	100%
Termistores de Tecate, S.A. de C.V.	Mexico	100%
Tyco Electronics Mexico, S. de R.L. de C.V.	Mexico	100%
Tyco Electronics Tecnologias S. de R.L. de C.V.	Mexico	100%
TE Connectivity Morocco SARL	Morocco	100%
TE Connectivity Nederland B.V.	Netherlands	100%
Tyco Electronics NZ Limited	New Zealand	100%
TE Connectivity Technology Solutions Limited	Nigeria	100%
Precision Subsea AS	Norway	100%
TE Connectivity Norge AS	Norway	100%
Tyco Electronics Raychem GMBH (Pakistan Branch)	Pakistan	100%
TE Connectivity Paraguay S.R.L.	Paraguay	100%
TE Connectivity Peru S.A.C.	Peru	100%
TE Connectivity Manufacturing Philippines Inc.	Philippines	100%
Tyco Electronics Philippines, Inc.	Philippines	100%
TE Connectivity Industrial Poland sp. z o.o.	Poland	100%
TE Connectivity Poland Services sp. z o.o.	Poland	100%
Tyco Electronics Polska Sp. z o.o. Oddzial w Szczecinie	Poland	100%
TYCO Electronics Polska Sp.z.o.o.	Poland	100%
Tyco Electronics Componentes Electromecanicos Lda.	Portugal	100%
Arroyo Manufacturing, Inc.	Puerto Rico	100%
TE Connectivity Sensor Solutions S.R.L.	Romania	100%
Tyco Electronics Saudi Arabia Limited	Saudi Arabia	100%
ERNI Asia Holding Pte Ltd	Singapore	100%
Schaffner EMC Pte Ltd	Singapore	100%
Tyco Electronics Singapore Pte Ltd	Singapore	100%
TE Connectivity Slovakia s.r.o.	Slovakia	100%
TE Connectivity South Africa Proprietary Limited	South Africa	100%
microLIQUID, S.L.U.	Spain	100%
TE Connectivity Electronics Spain, S.L.U.	Spain	100%
TE Connectivity Svenska AB	Sweden	100%
ERNI International AG	Switzerland	100%
TE Connectivity Atlantic Switzerland GmbH	Switzerland	100%

TE Connectivity MOG Sales GmbH	Switzerland	100%
TE Connectivity Solutions GmbH	Switzerland	100%
TE Connectivity Switzerland Ltd.	Switzerland	100%
Tyco Electronics (Schweiz) Holding II GmbH	Switzerland	100%
Tyco International Services GmbH	Switzerland	49.94%
TE Connectivity Corporation Taiwan Branch	Taiwan	100%
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch	Taiwan	100%
ERNI Electronics (Thailand) Co., Ltd.	Thailand	100%
Schaffner EMC Co., Ltd.	Thailand	100%
TE Connectivity Distribution (Thailand) Limited	Thailand	100%
TE Connectivity Manufacturing (Thailand) Company Limited	Thailand	100%
Wema Environmental Technologies Ltd.	Thailand	100%
TE Connectivity Tunisia Sarl	Tunisia	100%
Tyco Elektronik AMP Ticaret Limited Sirketi	Turkey	100%
Tyco Electronics Ukraine Limited	Ukraine	100%
Tyco Electronics Middle East FZE	United Arab Emirates	100%
ADC Communications (UK) Ltd.	United Kingdom	100%
Critchley Group Limited	United Kingdom	100%
Kemtron Limited	United Kingdom	100%
Schaffner Limited	United Kingdom	100%
Seacon (Europe) Limited	United Kingdom	100%
TE Connectivity Limited	United Kingdom	100%
TE Connectivity UK Trustee Ltd	United Kingdom	100%
Tyco Electronics Corby Limited	United Kingdom	100%
Tyco Electronics Motors Ltd	United Kingdom	100%
Tyco Electronics UK Holdings Ltd	United Kingdom	100%
Tyco Electronics UK Ltd.	United Kingdom	100%
212 Coit Street LLC	United States	100%
999 Arques Corp.	United States	37.50%
Bradford Holding, LLC	United States	100%
Brantner and Associates, Inc.	United States	100%
Brantner Holding LLC	United States	100%
Chardon Custom Polymers, LLC	United States	100%
Chardon Property Development, LLC	United States	100%
Codenoll Technology Corporation	United States	73.99%
Creganna Medical Devices, Inc.	United States	100%
DRI Relays Inc.	United States	100%
Foundry Medical Innovations, Inc.	United States	100%
Harger, LLC	United States	100%
Howard A. Schaevitz Technologies, Inc.	United States	100%
LADD Distribution LLC	United States	100%
Measurement Specialties, Inc.	United States	100%
MicroGroup, Inc.	United States	100%
OCM Power V Relay CTB, LLC	United States	100%
OCM Power VI Relay CTB, LLC	United States	100%
Precision Interconnect LLC	United States	100%
Precision Wire Components, LLC	United States	100%
Raychem International	United States	100%
Raychem International Manufacturing LLC	United States	100%
Relay Holding, LLC	United States	100%
Relay Intermediate Holding, LLC	United States	100%
Relay Operations Corp.	United States	100%
Relay Parent, LLC	United States	100%
Richards Mfg. Co. Sales, LLC	United States	100%

TacPro, LLC	United States	100%
TE Connectivity Corporation	United States	100%
TE Connectivity Malta Financing Limited (U.S. Branch)	United States	100%
TE Connectivity MOG LLC	United States	100%
TE Connectivity US Group Holding II Inc.	United States	100%
TE Connectivity US Group Holding Inc.	United States	100%
The Whitaker LLC	United States	100%
Tyco Electronics Latin America Holding LLC	United States	100%
Tyco Electronics RIMC Holding LLC	United States	100%
Wema Americas LLC	United States	100%
Wi Inc.	United States	100%
TE Connectivity Vietnam Holding Company Limited	Vietnam	100%